NEWS RELEASE

Ocean Power Technologies Receives Patent to Optimize Energy

Harvesting in Low to Moderate Sea States

Monroe Township, N.J., June 25, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT) announced today that the Company has received a new U.S. patent for a method of controlling wave power generation equipment to optimize energy harvesting in low to moderate sea states. Real time sensor data and proprietary, predictive algorithms are used by the PowerBuoy’s™ control system to maximize the net power generated in low to moderate sea states. The control technique is fast enough to be applied to the timescale of a single passing wave. The newly issued patent involves techniques for allowing the PowerBuoy™ to remain in a sleep mode, then activate very quickly to harvest wave energy, and then return to a sleep mode if wave conditions are not optimal for continued power generation. This patent represents an upgrade over earlier control system designs and a significant improvement in power management.

George H. Kirby, President and Chief Executive Officer of OPT, stated, “With this patent we have increased the ability to generate net positive power in very low sea states that can significantly extend the run time available from internal reserve battery power. This new patent allows the PowerBuoy™ to be deployed into areas with lower wave activity and to achieve the design target of two weeks of continuous power generation with no waves. We believe that combining this breakthrough technology with existing patented inventions provides a basis for advanced control system capabilities that can further the efficiency of wave generation and expand the potential for wave energy capture throughout more global locations “

The newly issued patent increases the Company’s U.S. issued patent portfolio to 65 patents, with 50 active U.S. patents. In addition, the Company has an additional 3 U.S. patent applications pending. Expiration dates for issued U.S. patents range from 2018 through 2032.

Outside of the U.S., the Company has been issued 200 patents across thirteen countries with 33 of the active U.S. patents having at least one corresponding issued foreign patent. The Company’s patent portfolio includes patents and patent applications with claims directed to: system design; control systems; power conversion; anchoring and mooring; and wave farm architecture.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense, security, science, research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

###

Investor Relations Contact:

Jackie Marcus or Steve Calk

Email: OPTT@alpha-ir.com

Phone: 312-445-2870

Ocean Power Technologies, Inc.